UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2012

EXACTTARGET, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35461	20-1367351
(Commission File Number)	(IRS Employer Identification No.)

20 North Meridian Street, Suite 200 Indianapolis, Indiana	46204
(Address of Principal Executive Offices)	(Zip Code)

(317) 423-3928

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01.                                          Entry into Material Definitive Agreement.

On October 9, 2012, ExactTarget, Inc. (the “Company”) completed the acquisition of all of the membership units of Pardot LLC, a Georgia limited liability company (“Pardot”) and entered into a related unit purchase agreement (the “Pardot Purchase Agreement”).

Reference is made to the Pardot Purchase Agreement which is being filed as an exhibit to this Form 8-K.  All statements made with respect to the Pardot transaction discussed in this Form 8-K are qualified by such reference.

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

As referenced in Item 1.01, on October 9, 2012, the Company completed the acquisition of Pardot.  As consideration for the Pardot acquisition, the Company paid $85.5 million in cash and issued 423,370 shares of its Common Stock valued at $10.0 million based on the October 8 New York Stock Exchange closing price. Of the total consideration paid, $7.6 million will be deposited and held in escrow to secure indemnification obligations. Former owners of Pardot who received shares of Company Common Stock also entered into a stock restriction agreement prohibiting the sale of such shares for six months.

Also on October 9, 2012, although not significant under applicable definitions, the Company completed the acquisition of all of the membership interests of iGoDigital Holdings, LLC, an Indiana limited liability company and all of the capital stock of iGoDigital, Inc., an Indiana corporation,  and entered into a related definitive purchase agreement.  As consideration, the Company paid $14.7 million in cash and issued 263,268 shares of its Common Stock valued at $6.3 million based on the average closing price of the Common Stock for the 5 trading days ending on October 5th. Those who received shares of Common Stock will be subject to resale prohibitions with varying periods of restrictions.

Item 3.02.                                          Unregistered Sales of Equity Securities.

See Items 1.01 and 2.01 of this Form 8-K, which are incorporated herein by reference, for a description of the unregistered sale of the Company’s Common Stock in connection with the Pardot and iGoDigital acquisitions.  The Company relied on the private offering exemption available under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

Item 7.01.                                          Regulation FD Disclosure.

On October 11, 2012, the Company issued press releases announcing completion of the acquisitions described in Item 2.01 above and will conduct a conference call to discuss the acquisitions.  Copies of the press releases are furnished as Exhibit 99.1 and 99.2 to this Form 8-K and are incorporated herein by reference.  The information furnished as a part of this Item of Form 8-K, including the exhibits attached as exhibit 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required by this Item will be filed with the SEC by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item will be filed with the SEC by amendment as soon as practicable, but no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1	Unit Purchase Agreement by and among Pardot LLC, the sellers identified therein, David Cummings and ExactTarget, Inc., dated October 9, 2012.

99.1	Press Release dated October 11, 2012.

99.2	Press Release dated October 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ExactTarget, Inc.

Date: October 11, 2012	By:	/s/ Traci M. Dolan
Traci M. Dolan
Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Unit Purchase Agreement by and among Pardot LLC, the sellers identified therein, David Cummings and ExactTarget, Inc., dated October 9, 2012.

99.1	Press Release dated October 11, 2012.

99.2	Press Release dated October 11, 2012.